EXHIBIT 10.2

FIRST AMENDMENT TO

The EXCO Holdings Inc.

2004 LONG-TERM INCENTIVE PLAN

The EXCO Holdings Inc. 2004 Long-term Incentive Plan (the “Plan”) is hereby amended as of November 18, 2004 as follows:

1.                                       All capitalized terms used herein but not defined herein shall have the meaning set forth in the Plan.

2.                                       Section 15.7 is hereby amended by deleting the text in its entirety and substituting in lieu thereof the following:

“15.7      Assignability.  Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option.  The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.7 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Nonqualified Stock Options  and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution.  The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be  granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which a majority of the partnership interests are owned by (1) the Participant or such Immediate Family Members and/or (2) entities which are substantially controlled by the Participant or Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee.  The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement.  The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR.  The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.7.”

3.                                       Except as expressly amended hereby, the Plan continues to remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of November 18, 2004, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board.

EXCO HOLDINGS INC.

	By:	/s/ T.W. EUBANK
Name: T.W. Eubank
Title: President

Attest:

/s/ J. DOUGLAS RAMSEY